Exhibit 11

                        First Health Group Corp.
            Computation of Diluted Earnings Per Common Share



                                                Year Ended December 31,
                                                -----------------------
                                          1998            1999          2000
                                       ----------     ----------     ----------
  Net Income                          $88,003,000    $69,297,000    $82,619,000
                                       ==========     ==========     ==========
  Weighted average number of common
    shares outstanding:

  Shares outstanding from beginning
    of period                          63,890,000     53,463,000     47,656,000
  Purchase of treasury stock           (3,208,000)    (3,419,000)    (1,038,000)
  Other issuances of common stock         988,000        226,000      1,231,000

  Common share equivalents:

  Assumed exercise of common stock
    Options                               988,000        733,000      2,021,000
                                       ----------     ----------     ----------
  Weighted average common and common
   share equivalents                   62,658,000     51,003,000     49,870,000
                                       ==========     ==========     ==========

  Net income per share                $      1.40    $      1.36    $      1.66
                                       ==========     ==========     ==========


                                                                   Exhibit 11




                        First Health Group Corp.
             Computation of Basic Earnings Per Common Share



                                                Year Ended December 31,
                                                -----------------------
                                          1998            1999          2000
                                       ----------     ----------     ----------
  Net Income                          $88,003,000    $69,297,000    $82,619,000
                                       ==========     ==========     ==========
  Weighted average number of common
    shares outstanding:

  Shares outstanding from beginning
    of period                          63,890,000     53,463,000     47,656,000
  Purchase of treasury stock           (3,208,000)    (3,419,000)    (1,038,000)
  Other issuances of common stock         988,000        226,000      1,231,000
                                       ----------     ----------     ----------
  Weighted average common and common
    share equivalents                  61,670,000     50,270,000     47,849,000
                                       ==========     ==========     ==========
  Net income per share                $      1.43    $      1.38    $      1.73
                                       ==========     ==========     ==========
